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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Healthways, Inc. on Form S-8 of our report dated October 16, 2002, appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 2002.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Nashville, Tennessee

February 28, 2003